Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated May 28, 2010, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended March 31, 2010 of Uroplasty, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP
Minneapolis, Minnesota
May 28, 2010